Exhibit 4.4
FORM OF FACE OF NOTE
[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the
Indenture and the Company Order]
[Insert the Global Notes Legend, if applicable pursuant to the provisions of the Indenture and the Company Order]
[Insert the Temporary Regulation S Note Legend, if applicable pursuant to the provisions of the Indenture and the Company Order]
[Insert the Definitive Notes Legend, if applicable pursuant to the provisions of the
Indenture and the Company Order]
1
JERSEY CENTRAL POWER & LIGHT COMPANY
4.600% SENIOR NOTES DUE 2030
Original Issue Date:May 6, 2026
Stated Maturity:January 15, 2030
Interest Rate:4.600%
Interest Payment Dates:January 15 and July 15, commencing January 15, 2027.
Regular Record Dates:The Business Day immediately preceding each Interest
Payment Date so long as this Note is issued in book-entry
only form, otherwise the fifteenth calendar day next
preceding each Interest Payment Date (whether or not a
Business Day).
Redeemable:Yes ☒ No ☐
Principal Amount:$[•]
No. [RA-[•]]1[RS-[•]]2[TRS-[•]]3
ISIN No.: [US476556DN26]4 [USU04536AK12]5
CUSIP: [476556 DN2]6 [U04536 AK1]7
[Signature Page Follows]
_____________________________
1 Rule 144A Note only
2 Permanent Regulation S Note only
3 Temporary Regulation S Note only
4 Rule 144A Note only
5 Permanent Regulation S and Temporary Regulation S Notes only
6 Rule 144A Note only
7 Permanent Regulation S and Temporary Regulation S Notes only

[Signature Page to Global Note ([Rule 144A] [Permanent Regulation S][Temporary Regulation S])]
IN WITNESS WHEREOF, Jersey Central Power & Light Company has caused this Note to be executed on behalf of the Company by its Treasurer and attested by its Corporate Secretary.
May 6, 2026
JERSEY CENTRAL POWER & LIGHT
COMPANY
By: ___________________________
Name:
Title:
Attested:
By:  ____________________
Name:
Title:

[Signature Page to Global Note ([Rule 144A] [Permanent Regulation S][Temporary Regulation S])]
CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.
May 6, 2026
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee
By:____________________________
Name:
Title:Authorized Officer

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FORM OF REVERSE OF NOTE
JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to [if Definitive Note: _______][if Global Note: Cede & Co.], or registered assigns, the principal sum of [•] ($[•].[•]), or such principal amount as shall be set forth in the Schedule attached hereto, on the Stated Maturity specified on the face hereof, and to pay interest thereon from the
Original Issue Date specified on the face hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment
Dates specified on the face hereof in each year, commencing with the Interest Payment Date specified on the face hereof, and at the Stated Maturity, at the Interest Rate per annum specified on the face hereof, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the
Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest
Payment Date (except for interest payable on the Stated Maturity specified on the face hereof, or, if applicable, upon redemption or acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Global Note is registered at the close of business on the
Regular Record Date specified on the face hereof (whether or not a Business Day) next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Global
Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable
Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular
Record Date; provided further, that interest payable on the Stated Maturity specified on the face hereof or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable on such Maturity Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the
Holder on such Regular Record Date and shall be paid to the Person in whose name this Global Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest not less than ten days nor more than 15 days next preceding the date of payment of such defaulted interest, such Special Record Date to be established by the Trustee, when moneys become available for the payment of interest by notice given by mail by or on behalf of the Company to the registered owner hereof not less than ten days next preceding such Special Record Date. Payment of principal of, and premium, if any, and interest on, this Global Note shall be payable pursuant to
Section 2.12(a) of the Indenture.
Upon the occurrence, if any, of the events set forth in the Registration Rights Agreement
(as defined in the Company Order establishing the terms and the form of the Notes pursuant to the Indenture) triggering an increase to the interest rate, the Company shall pay additional interest on this Note, which shall accrue at a rate of 0.25% for the first 90-day period after the date of such event and increased by an additional 0.25% for each subsequent 90-day period thereafter, up to a maximum additional interest rate of 0.50% per annum over the interest rate otherwise then applicable for this Note, as set forth in the Registration Rights Agreement
(“Additional Interest”). The Company shall pay all Additional Interest, if any, on the applicable interest payment date described herein in the same manner as interest is paid on this Note. Unless the context otherwise requires, for the avoidance of doubt any references to “interest” with respect to this Note herein, in the Indenture or in the Company Order establishing the terms and the form of the Notes pursuant

2
to the Indenture shall include any Additional Interest that may be payable pursuant to this paragraph.
This Global Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued and issuable in one or more series under an Indenture, dated as of July 1, 1999
(such Indenture, as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular
Notes, being herein called the “Indenture”), between the Company and The Bank of New York
Mellon Trust Company, N.A., as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the
Company, the Trustee and the Noteholders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Global Note has been issued in respect of the Notes of the series designated on the face hereof.
Each Note of this series shall be dated and issued as of the date of its authentication by the
Trustee and shall bear an Original Issue Date. Each Note of this series or Global Note issued upon registration of transfer, exchange or substitution of such Note of this series or Global Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note or Global Note, as the case may be.
Prior to December 15, 2029 (one month prior to the Stated Maturity of the Notes) (the “Par
Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed and interest thereon discounted to the redemption date
(assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points less (b) interest accrued to the redemption date, and
•100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.
The term “Treasury Rate,” as used above means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time
(or after such time as yields on U.S. government securities are posted daily by the Board of

3
Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve
System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the
Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the
“Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on
H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on
H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-
annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business
Day preceding such redemption date as follows: (1) the Company shall select (a) the United States
Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no
United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3)
below, as applicable; or (2) if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States
Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause
(3) below; or (3) if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United
States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00
a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security
(expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m.,
New York City time.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The Company will send notice of any redemption between 30 days and 60 days before the redemption date to each holder of the Notes of this series to be redeemed.

4
If fewer than all of the Notes of this series are to be redeemed, not more than 60 days prior to the redemption date, the particular Notes of this series or portions thereof shall be selected for redemption from the outstanding Notes of this series by lot; provided that as long as the Notes are represented by one or more Global Notes, the particular Notes of this series or portions thereof shall be selected for redemption by The Depository Trust Company (“DTC”) in such manner as
DTC shall determine. Any notice of redemption of Notes of this series may be conditional on the
Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, such notice shall be of no effect.
Unless the Company is in default in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on Notes of this series, or portion thereof, called for redemption.
The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes of this series.
In the event of redemption of this Note in part only, a new Note, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation thereof.
Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial period, shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). If any Interest Payment Date or date on which the principal of this Note is required to be paid is not a Business Day, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Note is required to be paid.
The Company, at its option, and subject to the terms and conditions provided in the
Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee cash, U.S. Government
Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash, or a combination of cash and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and premium, if any, and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.
If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the

5
Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.
As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as
Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of principal of, or premium, if any, or interest on, this Note on or after the respective due dates expressed herein.
So long as any Notes of this series are outstanding:
(1) at any time the Company is not subject to Section 13 or 15(d) of the Securities
Exchange Act of 1934, as amended (the “Exchange Act”), the Company will make available to the holders of the Notes of this series its audited annual and unaudited quarterly financial statements within 105 days after the end of the period covered by such financial statements either by posting such financial statements on a website (which may be a private website or any website maintained by the
Securities and Exchange Commission (“SEC”), including EDGAR) or by delivering such financial statements through any other method as may be permitted by the procedures of DTC. For the avoidance of doubt, “financial statements,” as used in the Indenture, will include only a balance sheet, a statement of operations and a statement of cash flows, each prepared in accordance with generally accepted accounting principles (United States or, as may become applicable in the future, international), and such financial statements need not satisfy the requirements of
Regulation S-X under the Securities Act of 1933, as amended (the “Securities
Act”), and, in the case of such statements that are unaudited, may be subject to year-
end adjustments and may exclude detailed footnotes; and
          (2) at any time the Company is subject to Section 13 or 15(d) of the Exchange Act, any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by the Company with the Trustee within
15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)). Documents filed by the Company with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the Trustee as of

6
the time such documents are filed via EDGAR (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.
Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers’ Certificates).
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Note at the times, places, and rates, in the coin or currency, and in the manner, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto. The Company is not required to make any transfers or exchanges of the Notes of this series for a period of 15 calendar days next preceding an Interest Payment Date.
The Indenture contains terms, provisions, and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer of assets to, another
Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Notes and to the release and discharge of the
Company in certain circumstances, from such obligations.
The Notes of this series are issuable only in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the
Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.
Each Holder shall be deemed to understand that the offer and sale of this Note has not been registered under the Securities Act and that this Note may not be offered or sold except as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder sells any Notes of this series, such Holder will do so only (A) to the Company, (B) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) (and based upon an Opinion of Counsel acceptable to the
Company), (C) so long as such Note is eligible for resale pursuant to Rule 144A under the Securities Act
(“Rule 144A”) to a person whom it reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A,
(D) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities
Act, (E) in accordance with another applicable exemption from the registration requirements of the
Securities Act (and based upon an Opinion of Counsel acceptable to the Company), or (F) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable

7
securities laws of any state of the United States, and each Holder is further deemed to agree to provide to any person purchasing any Notes of this series from it a notice advising such purchaser that resales of such Notes are restricted as stated herein.
Each Holder shall be deemed to understand that, on any proposed resale of any Notes of this series pursuant to the exemption from registration under Rule 144, any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions, and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the transfer restrictions contained in this Global Note and the Indenture.
The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
As used herein, “Business Day” shall mean each day that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or
in the city where the Corporate Trust Office of the Trustee is located, are obligated or authorized by law or executive order to close.
As provided in the Indenture, no recourse shall be had for the payment of the principal of, or premium, if any, or interest on any Notes, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the
Company or of any predecessor or successor (either directly or through the Company or a predecessor or successor), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Note are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Note.
Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual, electronic or facsimile signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

1
CERTIFICATE OF TRANSFER
4.600% SENIOR NOTES DUE 2030
FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto
PLEASE INSERT SOCIALSECURITY OR OTHERIDENTIFYINGNUMBER OF
ASSIGNEE:
Name and address of assignee must be printed or typewritten:
_______________________________________________________
_______________________________________________________
_______________________________________________________
$ ______________ principal amount of or beneficial interests* in the within Note of the
Company and does hereby irrevocably constitute and appoint ___________________ to transfer the said principal amount of or beneficial interests in said Note on the books of the within-named
Company, with full power of substitution in the premises.
The undersigned certifies that said principal amount of or beneficial interests in said Note are being resold, pledged or otherwise transferred as follows: (check one)
☐to the Company;
☐pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act’) (if available);
☐to a Person whom the undersigned reasonably believes is a “qualified institutional buyer”
within the meaning of Rule 144A under the Securities Act (“Rule 144A”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;
☐in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the
Securities Act;
☐as otherwise permitted by the non-registration legend appearing on this Note; or
☐as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows:
[describe]
Dated: _________________________Signature: _______________________________
      Print Name: _____________________________
_________________________________
* Transfers of beneficial interests in this Note may be made only to another Note of the same series or as otherwise permitted by applicable securities laws.

2
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if the second or fifth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
NOTICE. The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEE. Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or
such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF THIRD BOX ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
NOTICE:To be executed by an executive
officer
Name:
Title:
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
[Include if Global Note]
______________________________________________________________________________
SCHEDULE OF INCREASES AND DECREASES OF INTERESTS
IN THE GLOBAL NOTE
The following increases or decreases in this Global Note have been made:
Amount of
Date of Exchange
Amount of
decrease in
Principal Amount
of this Global Note
increase in
Principal
Amount
of this Global
Note
Principal Amount of
this Global Note
following such
decrease (or
increase)
Signature of authorized
officer
of Trustee
___________________________________________________________________________________________